1 NOVAVAX Acquisition of

NOVAVAX 2 Safe Harbor Statements Statements herein relating to the future of Novavax, the public offer for the shares of Isconova, the proposed combination, and the ongoing development of Novavax’s vaccine products are forward - looking statements . Novavax cautions that these forward - looking statements are subject to numerous assum ptions, risks and uncertainties, which change over time . Such factors that may cause actual results to differ materially from the results discussed in the forward - looking statements or historical experience include risks relating to the early stage of Novavax ’ s product candidates under development ; current results may not be predictive of future pandemic results, results of our seasonal influenza vaccine or any other vaccine that we may develop ; further testing is required before regulatory approval can be applied for and the FDA may not approve a vaccine even if further trial results are similar to those disclosed previously by the company ; uncertainties relating to clinical trials , including possible delays in initiating or completing the trials and safety and efficacy results ; dependence on the efforts of third parties ; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility ; and risks that we may lack the financial resources and access to capital to fund our operations including further clinical trials . Further information on the factors and risks that could affect Novavax ’ s business, financial conditions and results of operations, is contained in Novavax

’ s filings with the U . S . Securities and Exchange Commission, which are available at www . sec . gov . These forward - looking statements speak only as of the date of this presentation, and Novavax assumes no duty to update forward - looking statements .

NOVAVAX 3 Safe Harbor Statements This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval . In connection with the proposed combination of Novavax and Isconova, Novavax intends to file with the SEC a Registration Statement on Form S - 4 that will include a preliminary prospectus of Novavax . These materials will not be final and may be amended . An offer prospectus related to the public offer will be distributed to the shareholders of Isconova after the Registration Statement on Form S - 4 is declared effective . Novavax urges investors to read the Form S - 4 prospectus and the Swedish offer prospectus regarding the proposed combination when they become available, as well as other documents filed with the SEC and with the Swedish Financial Supervisory Authority, because they will contain important information . You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website ( www . sec . gov ) . You may also obtain the documents filed with the SEC, free of charge, from Novavax’s website ( www . novavax . com ) under the tab “Investor Info” and then under the heading “

SEC Filings . ”

NOVAVAX 4 Agenda • Isconova Overview • Strategic Rationale for Acquisition • Acquisition Highlights • Financial Summary

NOVAVAX 5 • Publicly traded company located in Uppsala, Sweden • Saponin - based adjuvant platform from selected fractions of tree bark from quillaja saponaria trees • M ulti - purpose, immune - modulating adjuvant products for a broad range of applications within vaccine development • Matrix - M™ adjuvant tested in two Phase I influenza trials, and currently in three on - going Phase I trials for HSV, malaria and rabies • A djuvants are licensed in six veterinary vaccines (including Pfizer, Merck/MSD), which have provided annual revenue of about $2 MM • GMP production in place for adjuvants in human Phase I/II – planning for Phase III supply and manufacturing •

23 FTE’s Isconova Overview

NOVAVAX 6 Isconova Human Vaccine/Matrix - M™

Pipeline

NOVAVAX 7 Strategic Rationale for Transaction • Deal provides access to proprietary adjuvant technology • Ownership of adjuvant ‒ Beyond pandemic influenza, a wide - variety of Novavax vaccine candidates anticipate adjuvant use (rabies , RSV in elderly, foot - and - mouth disease, additional pre - clinical programs) ‒

Retention of the full economics of an adjuvanted vaccine ‒ Control over development and production start to finish ‒ Worldwide rights ‒ Opportunity to improve and potentially accelerate vaccine development

Isconova Financial Summary*

Cash	• ~$5.4 million as of 3/31/2013
2012 Revenue	• ~$2.8 million
2012 Burn Rate	• ~$5.5 million
Estimated Burn Rate post-acquisition (full year)	• ~$5 million

*Figures are based on financial statements of Isconova prepared under IFRS and represents an estimated exchange rate of 6.5 SEK per U.S. dollar.

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NOVAVAX 9 Isconova Transaction Summary Purchase Price • $29.6 million in shares of NVAX stock (15.7 million shares) Transaction Details • Public tender offer for all outstanding Isconova stock • Three largest shareholder groups (~55% of all shares) have agreed in advance to tender • Largest shareholder has agreed to 3 - month lock - up Major Closing Conditions • 90% or more of Isconova shares tendered during offer period • No material adverse change in Isconova’

s business Expected Closing • Offer period expected to begin week of July 8, 2013 • Expected to complete on or about week of July 29, 2013

Summary of Purchase Price

Tender offer price per share	SEK 15.46	Equals U.S. $2.34
Isconova stock price as of June 3, 2013	SEK 12.20	
Number of Novavax shares to be issued for outstanding Isconova shares	15.5 MM	
Novavax shares issued for Isconova stock options	0.2 MM	
Total number of Novavax shares to be issued	15.7 MM	~10.3% of Novavax issued & outstanding shares
Closing price of Novavax shares as of June 3, 2013	$1.89	
Total value of Novavax shares to be issued in transaction	$29.6 MM	

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NOVAVAX 11 Overall Summary • Ownership of proprietary adjuvant technology ‒ Multiple clinical & pre - clinical Novavax vaccine candidates anticipate adjuvant use ‒ Retention of the full economics of an adjuvanted vaccine ‒ Control over development and production start to finish ‒ Worldwide rights ‒ Opportunity to improve and potentially accelerate vaccine development